UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2014

DESTINATION XL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-34219	04-2623104
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 29, 2014, Destination XL Group, Inc. (the “Company”) issued a press release announcing the Company’s operating results for the first quarter of fiscal 2014. A copy of this press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, the Company announced that Peter H. Stratton, Jr., age 42, was appointed as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective June 1, 2014.

Mr. Stratton will succeed John E. Kyees, who has been serving as the Company’s Interim Chief Financial Officer since February 2, 2014. Mr. Kyees will continue to provide consultation to the Company as needed during this transition period, and he will continue to serve on the Board of Directors.

Mr. Stratton has served as the Company’s Senior Vice President of Finance, Corporate Controller and Chief Accounting Officer since August 2009. Mr. Stratton initially joined the Company in June 2009 as its Vice President of Finance. Prior to joining the Company, Mr. Stratton served as Senior Director of Corporate Accounting at BearingPoint, Inc. from May 2007 to June 2009. Prior to May 2007, Mr. Stratton held various finance and accounting leadership positions at Legal Sea Foods, Inc., Shaw’s Supermarkets, Inc. and Cintas Corporation.

In connection with this appointment, the Company entered into an amended and restated employment agreement with Mr. Stratton, which replaced the Company’s current employment agreement with Mr. Stratton. Pursuant to the terms of the employment agreement, Mr. Stratton will receive an annual base salary of $285,000. As a senior executive, Mr. Stratton is eligible to participate in the Company’s Annual Incentive Plan at a participation level of 40% of his average base salary, depending on the Company’s performance, and in its 2013-2016 LTIP at 70% of his average base salary, depending on the Company’s performance. Mr. Stratton is entitled to vacation and to participate in and receive any other benefits customarily provided by the Company to its senior executives. The term of the employment agreement continues until terminated by the Company or Mr. Stratton.

If Mr. Stratton’s employment is terminated by the Company at any time for any reason other than “justifiable cause” (as defined in the employment agreement), disability or death, the Company is required to pay him his then current base salary for five months after the effective date of such termination. This severance benefit is conditioned upon Mr. Stratton’s execution of a general release. No payment is made if Mr. Stratton is terminated with “justifiable cause,” he resigns, dies or becomes disabled.

If Mr. Stratton’s employment is terminated at any time within one year following a Change of Control (as defined in the employment agreement) other than for “justifiable cause,” or if he resigns for “good reason,” the Company shall pay him an amount equal to twelve months of his highest base salary in effect at any time during the six-month period ending on the date of the Change of Control. This payment also is conditioned upon Mr. Stratton’s execution of a general release.

Payments made under this provision are to be reduced if and to the extent necessary to avoid any payments or benefits to senior executive being treated as “excess parachute payments” within the meaning of Internal Revenue Code Section 280G(b)(i). The employment agreement contains covenants regarding confidentiality, a one-year period non-competition period following the termination of employment and a “clawback” provision which provides for remedies in the event the Company learns, after termination by the Company other than for “justifiable cause,” that Mr. Stratton could have been terminated for “justifiable cause”.

A copy of the amended and restated employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing Mr. Stratton’s appointment is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between the Company and Peter H. Stratton dated as of May 29, 2014.

99.1	Press release issued by Destination XL Group, Inc. on May 29, 2014 regarding operating results for the first quarter of fiscal 2014.

99.2	Press release issued by Destination XL Group, Inc. on May 29, 2014 regarding the appointment of Peter H. Stratton, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.

	By:	/s/ Robert S. Molloy
Date: May 29, 2014	Name:	Robert S. Molloy
	Title:	Senior Vice President, General Counsel and Secretary